EXHIBIT 99.1

JOINT FILING AGREEMENT

January 30, 2017

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: January 30, 2017	PROSIGHT MANAGEMENT, LP

	By:	Prosight Partners, LLC
	Its:	General Partner

	By:	/s/ W. Lawrence Hawkins
	Name:	W. Lawrence Hawkins
	Title:	Sole Manager

PROSIGHT FUND, LP

	By:	Prosight Management, LP
	Its:	General Partner

	By:	Prosight Partners, LLC
	Its:	General Partner

	By:	/s/ W. Lawrence Hawkins
	Name:	W. Lawrence Hawkins
	Title:	Sole Manager

PROSIGHT PLUS FUND, LP

	By:	Prosight Management, LP
	Its:	General Partner

	By:	Prosight Partners, LLC
	Its:	General Partner

	By:	/s/ W. Lawrence Hawkins
	Name:	W. Lawrence Hawkins
	Title:	Sole Manager

PROSIGHT PARTNERS, LLC

	By:	/s/ W. Lawrence Hawkins
	Name:	W. Lawrence Hawkins
	Title:	Sole Manager

W. Lawrence Hawkins

/s/ W. Lawrence Hawkins